                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Broadway & Seymour, Inc. 1995 Employee Stock Purchase Plan (33-85924) and the Broadway & Seymour, Inc. Restated 1985 Incentive Stock Option Plan (33-81130) of our report dated February 7, 1997, appearing on page 32 of the Company's Annual Report (which is incorporated by reference in this Form 10-K).



Price Waterhouse LLP
Charlotte, North Carolina
March 24, 1997






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